Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement Nos. 333-205883-10
and 333-205883

$1.25+bn Honda Auto Receivables 2018-2 Owner Trust (HAROT 2018-2)

JOINT LEADS: Barclays (str), BNP, Mizuho

CO-MANAGERS: ANZ, BAML, RBC, TD

CL	AMT(MM)	$OFF(MM)	WAL	L.FNL	S/F	BENCH	SPD	YLD%	CPN%	PRICE
A-1	271.000	257.450	0.25	06/19	A-1+/F1+	Yld%	N/A
A-2	494.000	469.300	1.01	12/20	AAA/AAA	EDSF	+ 10	2.675	2.66	99.99985
A-3	419.000	398.050	2.23	05/22	AAA/AAA	IntS	+ 20	3.030	3.01	99.99782
A-4	131.836	125.244	3.19	08/24	AAA/AAA	IntS	+ 26	3.183	3.16	99.99373

BBERG TICKER	:	HAROT 2018-2	OFFERING TYPE	:	SEC-REG
EXPECTED PXG	:	PRICED	EXPECTED RTGS	:	S&P/Fitch
EXPECTED SETTLE	:	05/30/18	PRICING SPEED	:	1.30% ABS TO 10% CALL
FIRST PAY DATE	:	06/18/18	ERISA ELIGIBLE	:	YES
BILL & DELIVER	:	BARCLAYS	MIN DENOMS	:	$1K x $1k

Attached Materials: Prelim Prospectus, Ratings FWP Intex/CDI (*UPDATED*): bcgharot_2018-2 (PWD: 97JK)

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (SEC) FOR THIS OFFERING. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS FOR THIS OFFERING IN THAT REGISTRATION STATEMENT, AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC, FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY SEARCHING THE SEC ONLINE DATABASE (EDGAR®) AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS FROM BARCLAYS CAPITAL INC. BY CALLING 1-888-603-5847.